Exhibit 10.3

Execution

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 28, 2021, by and among NavSight Holdings, Inc., a Delaware corporation (the “Company”), each of the parties listed as Sponsor Parties on Schedule I (each, a “Sponsor Party” and collectively, the “Sponsor Parties”), and each of the parties listed as Target Parties on Schedule II attached hereto (each, a “Target Party” and collectively, the “Target Parties,” and together with the Sponsor Parties and any Person who hereafter becomes a party to this Agreement pursuant to Section 7.2, each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company, NavSight Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Spire Global, Inc., a Delaware corporation (the “Target”), and certain other parties have entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Target (the “Merger”), with Target surviving as a wholly owned subsidiary of the Company (the “Surviving Company”);

WHEREAS, the Company and Six4 Holdings, LLC (“Sponsor”) are parties to that certain Registration Rights Agreement, dated as of September 9, 2020 (the “Prior Agreement”);

WHEREAS, the Sponsor Parties currently hold (i) 5,750,000 shares of Class B common stock of the Company (the “Company Class B Common Shares”) issued by the Company prior to the consummation of the Company’s initial public offering (such Company Class B Common Shares held by Sponsor, the “Founder Shares”) and (ii) warrants to purchase 6,600,000 shares of Class A common stock of the Company (the “Company Class A Common Shares,” and together with the Company Class B Common Shares, the “Company Shares”) issued by the Company simultaneously with the consummation of the Company’s initial public offering (such warrants held by Sponsor, the “Sponsor Warrants”);

WHEREAS, the remaining Founder Shares will automatically convert into Company Class A Common Shares at the effective time of the Merger on a one-for-one basis on the terms and conditions provided in the certificate of incorporation of the Company (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”);

WHEREAS, the Target Parties currently hold shares of the common stock, par value $0.0001 per share, of the Target (the “Target Common Shares”) and shares of the preferred stock, par value $0.0001 per share, of the Target (the “Target Preferred Shares,” and together with the Target Common Shares, the “Target Shares”);

WHEREAS, pursuant to the Business Combination Agreement, (i) the Target Preferred Shares shall be converted into Target Common Shares immediately prior to the Closing and (ii) at the Closing, all outstanding Target Common Shares shall be converted into the right to receive Company Class A Common Shares, as described in more detail in the Business Combination Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Company will issue to certain Target Parties Company Class B Common Shares at the Closing;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, certain of the Sponsor Parties are entering into subscription agreements with the Company and the Target pursuant to which such Sponsor Parties will purchase from the Company certain Company Class A Common Shares (the “PIPE Shares”);

WHEREAS, subject to, and conditioned upon, the occurrence of the Closing, the parties to the Prior Agreement desire to terminate the Prior Agreement effective as of immediately prior to the Closing and in lieu thereof agree to the terms and conditions hereof;

WHEREAS, subject to, and conditioned upon, the occurrence of the Closing, the parties desire to set forth their agreement with respect to registration rights, governance and certain other matters, in each case in accordance with the terms and conditions of this Agreement; and

WHEREAS, any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time.

“Investor” has the meaning given in the Preamble.

“Necessary Action” means, with respect to any party hereto and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Company Shares, (c) causing the adoption of stockholders’ resolutions and amendments to the Certificate of Incorporation and bylaws of the Company, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of the Company.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“PIPE Investors” means the purchasers in the private placement of 24,500,000 Company Class A Common Shares pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in connection with the transactions contemplated by the Business Combination Agreement, for gross proceeds to the Company in an aggregate amount of approximately $245,000,000.

“Registrable Securities” means (a) any outstanding Company Class A Common Shares and Sponsor Warrants held by an Investor immediately following the Closing or thereafter acquired by an Investor (including Company Class A Common Shares distributable pursuant to the Business Combination Agreement), (b) Company Class A Common Shares issued or issuable upon exercise of any other equity security of the Company held by an Investor immediately following the Closing or thereafter acquired by an Investor (including Company Class A Common Shares issued or issuable upon (1) the conversion of the Founder Shares or the Company Class B Common Shares and (2) exercise of the Sponsor Warrants), (c) Company Class A Common Shares issued as Earnout Consideration pursuant to the Business Combination Agreement and held by the Target Parties, (d) Company Class A Common Shares issued as Earnout Consideration pursuant to the Business Combination Agreement and held by the Target Parties, and (e) any other equity securities of the Company issued or issuable with respect to any securities referred to in the foregoing clauses (a)-(d) by way of by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event; provided that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (iii) such securities shall have ceased to be outstanding, or (iv) such time after the Closing as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such securities without limitation, during a three (3)-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) of Rule 144). Notwithstanding anything herein to the contrary, Registrable Securities shall not include the PIPE Shares.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company or its successor with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Company Shares (not including PIPE Shares), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Shares (not including PIPE Shares), whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii), other than a Registration Statement filed pursuant to this Agreement. Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented, that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented, that requires the issuance of a “comfort letter” by the Company’s auditors and the issuance of legal opinions by the Company’s legal counsel.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Subject to compliance by the Investors with Section 3.4, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the Closing Date, a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective resale registration statement (the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that the Company files a Form S-1 pursuant to this Section 2.1, the Company shall use its reasonable best efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.1.4 New Registration Statements. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1, Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1, Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Underwritten Takedown. If, at any time and from time to time after the expiration of any lock-up to which an Investor is subject, the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $25,000,000 for an Underwritten Takedown of all or any portion of the requesting holder’s Registrable Securities, then the Company shall promptly give notice of such requested Underwritten Takedown at least ten Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Underwritten Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of (i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the requesting holder has requested such offering under this Section 2.1.5, and (ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Underwritten Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(a) Promptly after the expiration of the seven Business Day-period referred to in Section 2.1.5, the Company will notify all selling holders of the identities of the other selling holders and the number of shares of Registrable Securities requested to be included therein.

(b) The Company shall be required to effectuate: (i) only one Underwritten Takedown by each of (A) the Sponsor Parties and (B) the Target Parties within any three-month period; (ii) no more than one Underwritten Takedown in respect of all Registrable Securities held by the Sponsor Parties after giving effect to Section 2.2.1(c); and (iii) an unlimited number of Underwritten Takedowns in respect of all Registrable Securities held by the Target Parties.

(c) If the managing underwriter in an Underwritten Takedown advises the Company and the requesting holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the selling holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6 Selection of Underwriters. The Company shall have the right to select an Underwriter or Underwriters in connection with an Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Selling holders holding a majority in interest of the Registrable Securities requested to be sold in such Underwritten Takedown. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Underwritten Takedowns effected pursuant to this Section 2.1 shall be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of any lock-up to which an Investor is subject, and subject to compliance by such Investor with Section 3.4, so long as there is not then an effective Resale Shelf Registration Statement available for the resale of Registrable Securities pursuant to Section 2.1, (i) the Sponsor, (ii) Sponsor Parties who hold a majority of the Registrable Securities held by all Sponsor Parties or (iii) the Target Parties may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the proviso set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one Demand Registration during any three-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; or (c) more than three Underwritten Demand Registrations in respect of all Registrable Securities held by the Sponsor Parties, each of which will also count as an Underwritten Takedown of the Sponsor Parties under Section 2.1.5(b)(ii). The Company shall be obligated to offer an unlimited number of Underwritten Demand Registrations in respect of the Registrable Securities held by the Target Parties.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Demand Registration. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company. The parties agree that, in order to be effected, any Underwritten Demand Registration must result (i) in aggregate proceeds to the selling holders of at least $50,000,000 or (ii) the holders exercising the demand no longer holding any Registrable Securities.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for an Underwritten Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Company Shares or other securities which the Company desires to sell and the Company Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Company Shares or other securities that the Company desires to sell and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), any Company Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities requested for inclusion in any underwritten offering, such majority-in-interest of the Demanding Holders may elect to withdraw from any Demand Registration by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.2.1.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If, at any time after the expiration of any lock-up to which an Investor’s Registrable Securities are subject, and subject to compliance by such Investor with Section 3.4, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five days following receipt of such notice (a “Piggy-Back Registration”). The foregoing rights shall not be available to any Investor at such time as (x) there is an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1, (y) such Registration is solely to be used for the offering of securities by the Company for its own account and (z) no other shareholder of the Company is entitled to participate in such Registration. The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the

Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Company Shares which the Company desires to sell, taken together with Company Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Company Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Company Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Company Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities or the Company, (A) first, the Company Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Company Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Company Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Company Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement, if such offering is pursuant to a Demand Registration, or prior to the public announcement of the offering, if such offering is pursuant to an Underwritten Takedown. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to this Section 2.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to 180 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Company Board”), it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not invoke such right on more than three occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earliest of the following: (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”).

3.1.4 Participation. The Company shall permit a representative of the Investors (such representative to be selected by a majority of the participating Investors), the Underwriters, if any, and any attorney and accountant selected by such Investors or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

3.1.5 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than three Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within five Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.6 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.7 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.8 Comfort Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, the Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, and a customary “bring-down” thereof, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.9 Opinions and Negative Assurance Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, on the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion and negative assurances letter, each dated such date, of one counsel representing the Company for the purposes of such Registration, including an opinion of local counsel if applicable, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.10 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.11 Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

3.1.12 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.13 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.14 Road Show. If an offering pursuant to this Agreement is conducted as an Underwritten Takedown or an Underwritten Demand Registration and involves Registrable Securities with an aggregate offering price (before deduction of underwriting discounts) that exceeds $50,000,000, the Company shall use commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such offering.

3.1.15 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.5(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.5(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company for no longer than 180 days in any 12-month period.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.2.1, any underwritten Takedown pursuant to Section 2.1.5 or any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.15; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration, not to exceed $75,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

3.5 Other Obligations. At any time and from time to time after the expiration of any lock-up to which such Company Shares are subject, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Takedown or an Underwritten Demand Registration.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION; LOCKUP.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

5.2 Lockup. Each Sponsor Party agrees that the Company Shares (not including PIPE Shares) Beneficially Owned or owned of record by such Sponsor Party may not be transferred, assigned or sold (except to certain Permitted Transferees as described in this Agreement) (the “Lockup”) until the first to occur of (1) one year after the Closing, (2) such time, if any, as the closing price of the Company Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (3) the date following the Closing Date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Company Shares for cash, securities or other property. The restrictions set forth in this Section 5.2 shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) by will or intestate succession upon the death of Sponsor Party; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (v) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Company Shares for cash, securities or other property; provided that, in the case of (i), (ii), (iii) or (iv), (A) the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the transfer restrictions set forth in this Section 5.2 and (B)(x) no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lockup period described above and (y) such transfer or disposition shall not involve a disposition for value. “Permitted Transferee” means (a) the members of a Sponsor Party’s immediate family (where “immediate family” means, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (b) any trust for the direct or indirect benefit of a Sponsor Party or the immediate family of a Sponsor Party; (c) if a Sponsor Party is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (d) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in a Sponsor Party or any affiliate of a Sponsor Party; (e) any affiliate of a Sponsor Party or (f) any affiliate of an immediate family of a Sponsor Party.

6. BOARD OF DIRECTORS.

6.1 Composition of the Board. At the Closing, the Company and each of the Investors who are then serving on the Board as a director shall take all Necessary Action to cause the Board to be comprised of seven (7) directors and provide for the following individuals to be nominated for election to the Board in accordance with this Section 6: Theresa Condor, Stephen Messer, Jack Pearlstein, Peter Platzer, Will Porteous and two (2) vacancies;

6.2 Sponsor Director; Independent Directors.

6.2.1 Until the earlier to occur of (a) the expiration of the initial term of Jack Pearlstein as a Class II Director pursuant to Section 6.3 and (b) the Sponsor Parties ceasing to collectively Beneficially Own, directly or indirectly, at least fifty percent (50%) of the number of Company Shares (not including PIPE Shares) Beneficially Owned by the Sponsor Parties as of immediately after the Closing, the Company and each of the Investors who are then serving on the Board as a director shall take all Necessary Action to cause one (1) individual designated by Sponsor, who shall be reasonably acceptable to a majority of the other members of the Board then serving, to be nominated for election to the Board as a Class II Director (the “Sponsor Director”). Jack Pearlstein shall serve as the initial Sponsor Director.

6.2.2 Prior to the one (1)-year anniversary of the Closing, the chief executive officer of the Company, following consultation with the other members of the Board, shall designate two (2) individuals to serve as members of the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange. The Company and each of the Investors who are then serving on the Board as director shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, such individuals as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

6.3 Classified Board. At the Closing, the Company and each of the Investors then serving as directors shall take all Necessary Action to cause the Board to be divided into three classes pursuant to the Company’s Certificate of Incorporation as follows: Stephen Messer and Peter Platzer shall each serve as a Class I Director, the Sponsor Director and Will Porteous shall each serve as a Class II Director, and Theresa Condor shall serve as a Class III Director.

6.4 Chairman. At the Closing, the Investors who are then serving on the Board as a director shall designate Peter Platzer as Chairman of the Board.

6.5 Removal; Vacancy. For so long as the Sponsor remains entitled to designate the Sponsor Director for nomination pursuant to Section 6.2.1, (a) the Sponsor Director hereby agrees to resign from the Board promptly upon the receipt of a notice from the Sponsor directing him or her to resign, and (b) the Sponsor shall have the exclusive right to designate the Sponsor Director for nomination to the Board to fill vacancies created by reason of death, removal or resignation of a Sponsor Director. No Investor shall take any action to remove the Sponsor Director unless such removal is for cause or if the Sponsor is no longer entitled to nominate such director pursuant to Section 6.2.1. At such time as the Sponsor is no longer entitled to nominate a director to the Board pursuant to Section 6.2.1, the Sponsor shall take all Necessary Action to cause the Sponsor Director to tender his or her resignation.

6.6 Committees. In accordance with Certificate of Incorporation and bylaws of the Company, (a) the Board shall establish and maintain committees of the Board for Audit, Compensation, and Nominating and Corporate Governance, and (b) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, for so long as the Sponsor remains entitled to nominate a Sponsor Director pursuant to Section 6.2.1, the Sponsor Director will have the option of serving on each committee of the Board and the Company and each Investor then serving as a director shall take all Necessary Action to have the Sponsor Director appointed to each committee of the Board on which the Sponsor Director so elects to serve.

6.7 Reimbursement of Expenses. The Company shall reimburse the members of the Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof in accordance with the Company’s internal policies, as amended from time to time.

6.8 Indemnification. For so long as any Board member serves as a director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting such director as and to the extent consistent with applicable Law, the Certificate of Incorporation, the bylaws of the Company and any indemnification agreements with such director (whether such right is contained in the organizational documents of the Company or another document), except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto.

6.9 Review of Nominees. Any director nominee shall be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may reasonably object to any such nominee within fifteen (15) days of receiving such completed questionnaire and background check authorization, (a) provided it does so in good faith and (b) solely to the extent such objection is based upon any of the following: (i) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting his or her ability to, engage in (A) any type of business practice or (B) any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (iii) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity; (iv) such nominee was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or (v) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to such nominated director, the party(ies) that nominated such nominee shall be entitled to propose a different nominee to the Board within thirty (30) days of the Company’s notice to such party(ies) of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 6.9.

6.10 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and the Investors agree and acknowledge that the Sponsor Director may share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the Sponsor, as applicable. Each of the Investors recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Investors covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the Commission pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Authority; provided that (other than in the case of any required filing following the Closing Date with the Commission or in connection with any routine audit or examination as described below) such party promptly notifies the Company of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of the Company, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such party before, on or after the date of this Agreement, without restriction, from a source (other than the Company) without any breach of duty to the Company or (d) such information was independently developed by such party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any of the Investors from disclosing Confidential Information (i) to any Affiliate, Representative, limited partner, member or shareholder of such party; provided that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such party shall be responsible for any breach of this Section 6.10 by any such Person or (ii) if such disclosure is made to a Governmental Authority with jurisdiction over such party in connection with a routine audit or examination that is not specifically directed at the Company or the Confidential Information; provided that such party shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of an Investor, unless such Confidential Information is actually provided to such Person.

7. MISCELLANEOUS.

7.1 Other Registration Rights and Arrangements. The Company represents and warrants that, as of the Closing, no person, other than the Investors and the PIPE Investors, has any right to require the Company to register any Company Shares for sale or to include any Company Shares in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. Subject to, and conditioned upon, the occurrence of the Closing, the parties hereby terminate the Prior Agreement effective as of the Closing, and from and after the Closing, the Prior Agreement shall be of no further force and effect and shall thereupon hereby be superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its equity securities that is inconsistent with or violates the rights granted to the Investors set forth in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

7.2 Assignment; No Third-Party Beneficiaries.

7.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto, other than as expressly set forth in Section 4 and this Section 7.2.

7.2.2 The rights of an Investor under this Agreement with respect to such Investor’s Registrable Securities may be transferred or assigned by such Investor only to a transferee who acquires such Investor’s Registrable Securities; provided that such transferee must execute and deliver to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred.

7.2.3 Any holder of two percent (2%) or more of the then-outstanding Company Class A Common Shares may, upon the written consent of the Company, become a party to this Agreement by executing and delivering a joinder agreement, in form and substance satisfactory to the Company, and thereafter shall be deemed an “Investor” for all purposes hereunder. Additionally, Joel Spark, Jeroen Cappaert and any executive officer of the Target may become party to this Agreement by executing and delivering a joinder agreement, in form and substance satisfactory to the Company, and thereafter shall be deemed a “Target Party” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

7.2.4 The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement and the party executing such Addendum Agreement shall be deemed to be an “Investor” with respect to Registrable Securities held by such party for all purposes hereunder.

7.3 Amendments and Modifications. Upon the written agreement of the Company and the Investors holding at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that (a) the provisions of Section 6 may be waived, amended or modified in a written agreement of (i) the Target Parties or their Permitted Transferees holding at least a majority in interest of the Registrable Securities held by all Target Parties and their Permitted Transferees at the time in question and (ii) Sponsor Parties or their Permitted Transferees holding at least a majority in interest of the Registrable Securities held by all Sponsor Parties and their Permitted Transferees at the time in question, without the consent of the Company, and (b) notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Investor, solely in his, her or its capacity as a holder of Company Shares (not including PIPE Shares) or Sponsor Warrants, in a manner that is materially different from the other Investors (solely in their capacities as holders of Company Shares (not including PIPE Shares) or Sponsor Warrants) shall require the consent of the Investor so affected. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of such Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Notwithstanding anything to the contrary herein, no provision of this Agreement may be, directly or indirectly, amended or modified to impose additional obligations on an Investor, and this sentence may not be amended, modified or deleted as applied to any Investor, without the prior written consent of such Investor.

7.4 Term. This Agreement shall automatically terminate upon the first to occur of (i) the twentieth anniversary of the date of the Closing or (ii) the date on which there shall be no Registrable Securities outstanding; provided that, with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of the Company to such Investor under this Agreement shall terminate upon the earlier of (x) the date such Investor holds no Registrable Securities or (y) if such Investor is a director or executive officer of the Company or the Company, the date such Investor no longer serves as a director or executive officer of the Company or the Company. Notwithstanding the foregoing, this Agreement shall terminate and shall be of no further force and effect if, and at such time, if any, as, the Business Combination Agreement is terminated in accordance with its terms prior to the Closing.

7.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day or (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

NavSight Holdings, Inc.

12020 Sunrise Valley Drive, Suite 100

Reston, Virginia 20191

Attn: Jack Pearlstein

Email: jack@navsight.com

With a copy to:

Venable LLP

1290 Avenue of the Americas, 20th Floor

New York, NY 10104

Attn: Wallace Christner

Email: wechristner@venable.com

If to an Investor:

To the address set forth under such Investor’s signature to this Agreement.

7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including, without limitation, the Prior Agreement (but subject to, and conditioned upon, the occurrence of the Closing).

7.9 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

NavSight Holdings, Inc.

By:
Name:	Jack Pearlstein
Its:	Chief Financial Officer

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

INVESTORS:

SIX4 HOLDINGS, LLC

By:
Name:	Jack Pearlstein
Its:	Manager

Address:

Email:

Gilman Louie

Address:

Email:

Ambassador Henry Crumpton

Address:

Email:

Jack Pearlstein

Address:

Email:

INVESTORS (cont’d):

Robert Coleman

Address:

Email:

William Crowell

Address:

Email:

INVESTORS (cont’d):

BESSEMER VENTURES PARTNERS IX L.P. BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.

By:	Deer IX & Co. L.P., their General Partner
By:	Deer IX & Co. Ltd., its General Partner

By:
Name:	Scott Ring
Title:	General Counsel

INVESTORS (cont’d):

JEROEN CAPPAERT

INVESTORS (cont’d):

THERESA CONDOR

INVESTORS (cont’d):

GLOBAL PUBLIC OFFERING MASTER FUND, LP

by its general partner, Global Public Offering Fund GP, LLC

By:
Name:	Key Compton
Title:	Director of Urgent International Inc., managing member of Global Public Offering Fund GP, LLC

INVESTORS (cont’d):

STEPHEN MESSER

INVESTORS (cont’d):

PETER PLATZER

INVESTORS (cont’d):

WILL PORTEOUS

INVESTORS (cont’d):

Peter Platzer

Address:

Facsimile:

Theresa Condor

Address:

Facsimile:

Will Porteous

Address:

Facsimile:

Stephen Messer

Address:

Facsimile:

INVESTORS (cont’d):

RRE LEADERS FUND, LP

By:	RRE Leaders GP, LLC

By:
Name:	Will Porteous
Title:	General Partner & COO

RRE VENTURES V, L.P.

By:	RRE Ventures GP V, LLC, its General Partner

By:
Name:	Will Porteous
Title:	General Partner & COO

INVESTORS (cont’d):

JOEL SPARK

INVESTORS (cont’d):

ZEPHIR WORLDWIDE LLC

By:

Name:	Stephen Messer
Title:	co founder

SCHEDULE I

Sponsor Parties

Gilman Louie

Ambassador Henry Crumpton

Jack Pearlstein

Robert Coleman

William Crowell

Six4 Holdings, LLC

SCHEDULE II

Target Parties

Peter Platzer

Theresa Condor

Will Porteous

Stephen Messer

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement, dated as of [—], 2021, by and among NavSight Holdings, Inc. and the Investors identified therein (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of Class A common stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:

[—]

By:
Name:
Its:
Address:

Facsimile:

Acknowledged and agreed:

NavSight Holdings, Inc.

By:
Name:
Its: